                                  EXHIBIT 11
                                  ----------

                          STATEMENT RE COMPUTATION OF
                          ---------------------------

                              PER SHARE EARNINGS
                              ------------------

                                                                      Exhibit 11
                                                                      ----------



                            LIFE TECHNOLOGIES, INC.
                 STATEMENT RE COMPUTATION OF PRIMARY PER SHARE EARNINGS
                 ------------------------------------------------------
                          for the three months ended
                            March 31, 1997 and 1996
                 (amounts in thousands, except per share data)

                                    Three months ended
                                         March 31,
                                    ------------------

                                      1997      1996
                                    -------    -------
Net income                          $ 7,838    $ 6,682
                                    =======    =======

Weighted avg. shares outstanding     22,984     22,806

Weighted average effect of
  common stock equivalents              810        492
                                    -------    -------

                                     23,794     23,298
                                    =======    =======

Primary net income per share        $   .33    $   .29
                                    =======    =======


                                                          Exhibit 11
                                                          ----------


                            LIFE TECHNOLOGIES, INC.
         STATEMENT RE COMPUTATION OF FULLY DILUTED PER SHARE EARNINGS
         ------------------------------------------------------------
                          for the three months ended
                            March 31, 1997 and 1996
                 (amounts in thousands, except per share data)


                                    Three months ended
                                          March 31,
                                    ------------------

                                      1997       1996
                                    -------    -------
Net income                          $ 7,838    $ 6,682
                                    =======    =======

Weighted avg. shares outstanding     22,984     22,806

Weighted average effect of
  common stock equivalents              811        533
                                    -------    -------

                                     23,795     23,339
                                    =======    =======

Fully diluted net income
  per share                         $   .33    $   .29
                                    =======    =======

Primary net income per share        $   .33    $   .29
                                    =======    =======
